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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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CUBIC ENERGY, INC.
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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9870 PLANO ROAD
DALLAS, TEXAS 75238
(972) 686-0369

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held May 22, 2013

TO THE SHAREHOLDERS OF CUBIC ENERGY, INC.:

        You are hereby given notice of and invited to attend in person or by proxy the Annual Meeting of Shareholders of Cubic Energy, Inc., a Texas corporation (the "Company" or "Cubic"), that will be held at the Doubletree Dallas Campbell Centre, Skyline Ballroom, 8250 North Central Expressway, Dallas, Texas 75206, on May 22, 2013, at 1:30 p.m. Central Time for the following purposes, all as more fully described in the accompanying Proxy Statement:

  1.
  To elect six (6) directors to hold office until the next Annual Meeting of Shareholders and thereafter until their respective successors have been elected or appointed and qualified;

  2.
  To ratify the appointment of Philip Vogel & Co., PC as Cubic's independent registered public accountants for the fiscal year ending June 30, 2013;

  3.
  To approve, on a non-binding advisory basis, the compensation paid to the Company's named executive officers, as disclosed in the accompanying Proxy Statement ("say on pay");

  4.
  To provide an advisory vote on the frequency of future shareholder "say on pay" advisory votes; and

  5.
  To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        Only shareholders of record owning shares of common stock at the close of business on April 12, 2013 are entitled to notice of and to vote at this Annual Meeting and any adjournment thereof.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, THE COMPANY WISHES TO OBTAIN A QUORUM AT THE MEETING SO THAT THE ABOVE-STATED BUSINESS MAY BE CONDUCTED, AND RESPECTFULLY REQUESTS THAT YOU SIGN, DATE AND MAIL PROMPTLY, IN NO EVENT LATER THAN MAY 10, 2013, THE ENCLOSED PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED, OR OTHERWISE VOTE PURSUANT TO THE INSTRUCTIONS ON THE PROXY CARD. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA. A PROXY MAY BE REVOKED BY A SHAREHOLDER AT ANY TIME PRIOR TO ITS USE AS SPECIFIED IN THE ENCLOSED PROXY STATEMENT.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to Be Held on May 22, 2013: This Proxy Statement and Annual Report on Form 10-K are available on line at www.proxyvote.com. (Individual Control Numbers necessary to access the materials are provided on the individual Proxy Cards.)

BY ORDER OF THE BOARD OF DIRECTORS

JON S. ROSS
Secretary

Dallas, Texas
April 22, 2013

PROXY STATEMENT

CUBIC ENERGY, INC.
9870 Plano Road
Dallas, Texas 75238

        We are furnishing this Proxy Statement to you and other shareholders of Cubic Energy, Inc., a Texas corporation (the "Company" or "Cubic"), pursuant to Regulation 14A under the Securities Exchange Act of 1934 in connection with the solicitation of proxies in the enclosed form for use in voting at the Annual Meeting of Shareholders (the "Meeting") and any adjournment thereof. The Meeting is scheduled to be held at 1:30 p.m. Central Time on May 22, 2013, at the Doubletree Dallas Campbell Centre, Skyline Ballroom, 8250 North Central Expressway, Dallas, Texas 75206.

GENERAL

        This Proxy Statement and the enclosed Proxy are solicited on behalf of the Company for use at the Meeting to be held on May 22, 2013, at the time and place and for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders (the "Notice"), or any adjournment(s) of the Meeting.

        These proxy solicitation materials are being mailed on or about April 22, 2013 to holders of the issued and outstanding shares (the "Shares") of the Company's common stock, par value $0.05 per share (the "Common Stock"), entitled to vote at the Meeting.

RECORD DATE

        Shareholders of record at the close of business on April 12, 2013 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were issued and outstanding 77,360,908 shares of Common Stock. There is no other class of voting security of the Company issued or outstanding whose holders are entitled, generally, to vote on matters submitted to shareholders.

REVOCABILITY OF PROXIES

        Any shareholder giving a proxy may revoke it at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, either by delivering a subsequently dated proxy card or by attending the Meeting, withdrawing the proxy and voting in person. Your attendance at the Meeting will not constitute automatic revocation of the proxy. All shares represented by a valid proxy received prior to the Meeting will be voted.

QUORUM REQUIRED

        The Company's Bylaws provide that the holders of a majority of the Common Stock issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

VOTING AND SOLICITATION

        The matters to be considered and voted upon at the Meeting will be:

  1.
  Election of six (6) directors to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified;

  2.
  Ratification of the selection of Philip Vogel & Co., PC as the independent registered public accountants of Cubic for the fiscal year ending June 30, 2013;

  3.
  To approve, on a non-binding advisory basis, the compensation paid to the Company's named executive officers ("say on pay");

  4.
  To provide an advisory vote on the frequency of future shareholder "say on pay" advisory votes; and

  5.
  To transact such other business as may properly come before the Meeting or any adjournment thereof.

        It is important that you act promptly to vote, sign, date, and return the enclosed proxy in the enclosed self-addressed envelope, or otherwise pursuant to the instructions on the proxy.

        Pursuant to the Certificate of Formation of the Company, each share of Common Stock entitles the holder thereof to one vote on any matter requiring a vote by the Company's shareholders that properly comes before the Meeting or any adjournments. Directors shall be elected by the vote of holders of a plurality of the Shares voting in the election of directors. The affirmative vote of holders of a majority of the votes cast is required to approve the other matters described herein, other than the frequency of future "say on pay" advisory votes. In voting on the advisory vote on the frequency of future shareholder "say on pay" advisory votes, you may vote in favor of "every year," "every two years," "every three years," or abstain from voting. A plurality of the votes cast will determine the result of the advisory vote on the frequency of future shareholder "say on pay" advisory votes.

        Any shareholder who is present in person or by proxy at the Meeting, but who abstains from voting, shall be counted for purposes of determining whether a quorum exists, but an abstention shall not be counted as an affirmative vote with respect to any matter. Shareholders are not entitled to cumulate their votes with respect to any matter, and are not entitled to vote for a greater number of persons than the number of nominees for director named in this Proxy Statement.

        With respect to the election of directors and the vote on frequency of future "say on pay" advisory votes, abstentions and broker non-votes will be deemed not to have been cast and will have no legal effect. With respect to the other matters described herein, abstentions will have the same effect as a vote against such proposals, and broker non-votes will be deemed not to have been cast and will have no legal effect on such proposals.

        Shareholder approval is not required for the ratification of Philip Vogel & Co., PC as the Company's independent registered public accountants for the fiscal year ending June 30, 2013, because the Board of Directors has responsibility for selection of the Company's independent registered public accountants. The selection is being submitted for ratification with a view toward soliciting the opinion of shareholders, which opinion will be taken into consideration in future deliberations.

        Shares represented by valid proxies will be voted in accordance with the shareholder's instructions, or, in the absence of instructions, will be deemed to grant authority to vote:

  •
  "FOR" the election of each of the Board of Directors' six nominees for director;

  •
  "FOR" the ratification of the appointment of Philip Vogel & Co., PC as the independent registered public accountants of Cubic for the fiscal year ending June 30, 2013;

  •
  "FOR" the proposal to approve, on a non-binding advisory basis, the compensation paid to the Company's named executive officers, as disclosed in this Proxy Statement ("say on pay"); and

  •
  "EVERY YEAR" with respect to the proposal to provide an advisory vote on the frequency of future shareholder "say on pay" advisory votes;

and, unless otherwise restricted by law, in the discretion of the proxy holder as to any other matters that may properly come before the Meeting. The Company is unaware of any additional matters not set forth in the Notice that will be presented for consideration at the Meeting.

SOLICITATION OF PROXIES

        The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mail, proxies may also be solicited by personal interview, facsimile transmission, and telephone by directors, officers, employees, and agents of the Company. The Company will also supply brokers, nominees, or other custodians with the number of Proxy forms, Proxy Statements, and Annual Reports they may require for forwarding to beneficial owners. The Proxy Statement will also be made available on the Company's website, www.CubicEnergyInc.com under the heading "Investor Relations."

SHAREHOLDER PROPOSALS

        The Company anticipates holding its next annual meeting of shareholders on or about May 22, 2014. Proposals of shareholders intended to be presented at such annual meeting of shareholders must be received by the Company at its offices at 9870 Plano Road, Dallas, Texas 75238, not later than December 23, 2013 and satisfy the conditions established by the Securities and Exchange Commission ("SEC") for shareholder proposals to be included in the Company's proxy statement for that meeting. If a shareholder intends to submit a proposal from the floor of the Company's next annual meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the shareholder must provide written notice to the Company no later than March 8, 2014. If such a shareholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the next annual meeting.

PROPOSAL ONE
ELECTION OF DIRECTORS

        The Board of Directors has fixed the number of directors at six (6). Six (6) directors are proposed to be elected at the Meeting. Directors will hold office until the next annual meeting of shareholders and until their successors shall be elected and shall qualify. Proxies in the accompanying form will be voted FOR the six (6) nominees of the Board of Directors, except where authority is specifically withheld by the shareholder. Of the Board's nominees for director, all six (6) are presently directors of the Company. The nominees have indicated that they are willing and able to serve as directors. The nominees were nominated for election to the Board of Directors by the current Board of Directors.

        The six (6) nominees receiving the highest number of affirmative votes of holders of shares present or represented and entitled to vote for them shall be elected as directors.

NOMINEES FOR DIRECTORS

        The Board of Directors' nominees for director are: Calvin A. Wallen, III, Jon S. Ross, Gene C. Howard, Bob L. Clements, David B. Brown and Paul R. Ferretti.

DIRECTORS, AND NOMINEES FOR DIRECTOR

        The following table contains information concerning the Company's nominees for directors, as of the date hereof. All of such persons are current directors.

Name	Age	Position(s) Held with Cubic	Director Since
Calvin A. Wallen, III	58	Chairman of the Board, President and Chief Executive Officer	1997
Jon S. Ross	49	Corporate Secretary and Director	1998
Gene C. Howard	86	Director	1991
Bob L. Clements	70	Director	2004
David B. Brown	50	Director	2010
Paul R. Ferretti	65	Director	2010

        CALVIN A. WALLEN, III has served as the President and Chief Executive Officer of the Company since December 1997, and as Chairman of the Board of Directors since June 1999. Mr. Wallen has over 30 years of experience in the oil and gas industry working as a drilling and petroleum engineer. Prior to joining Cubic, Mr. Wallen was employed by Superior Oil and various other drilling contractors including Resource, Tom Brown and Rowan International. Mr. Wallen assisted in the design and construction of several land rigs with advanced drilling systems and has domestic and international experience in drilling engineering. While employed by Rowan International, Mr. Wallen gained experience in drilling high angle directional wells at Prudhoe Bay on contract to Arco. In 1982, Mr. Wallen began acquiring and developing oil and gas properties, forming a production company that has evolved into Tauren Exploration, Inc. Mr. Wallen attended Texas A&M University at College Station, Texas.

        JON S. ROSS has served as a director of the Company since April 1998 and as Secretary since November 1998. Since 1989, Mr. Ross has been a practicing attorney in Dallas, Texas representing over 80 business entities. He has served on several community and not-for-profit committees and boards and has been asked to speak to corporate and civic leaders on a variety of corporate law topics. Mr. Ross graduated from St. Mark's School of Texas with honors in 1982 and graduated from the University of Texas at Austin in 1986 with a B.B.A. in Accounting. He then graduated from the University of Texas School of Law in 1989 attaining a Juris Doctorate degree.

        GENE C. HOWARD is the Senior Partner of the law firm of Bonham and Howard, P.C. of Tulsa, Oklahoma and has been engaged primarily in the private practice of law over the past forty years. Mr. Howard served in the Oklahoma State Senate from 1964 through 1982 and was President Pro Tem from 1975 through 1981. In addition, he served as the Chairman of the Board of Farmers and Exchange Bank from 1972 through 1991 and on the Board of Directors of Local Federal Bank of Oklahoma. Mr. Howard is a Director of the Oklahoma State Education and Employment Group Insurance Board and presently acts as Chairman. Mr. Howard served as Director of EntreCap Financial Corporation and Hinderliter Construction, Inc. from 1991 to August 1992.

        BOB L. CLEMENTS joined the Company's board of directors in February 2004. Mr. Clements has a degree in the OPM Program from the Harvard Business School. Mr. Clements has been in the wholesale food and restaurant business for over thirty years, currently controlling the largest independent producer of stuffed jalapenos and corn dogs as well as two successful restaurants in the Rockwall, Texas area. Mr. Clements has served and currently serves on a variety of for-profit and not-for-profit committees and boards.

        DAVID B. BROWN has been the Senior Vice President & Chief Accounting Officer for MoneyGram International (NYSE: MGI) since January 2012. From 2007 until 2011, Mr. Brown was Chief Financial Officer for Dresser, Inc., a $2 billion subsidiary of General Electric ("GE") that manufactures energy equipment serving the upstream, midstream and downstream oil, gas and power markets. Mr. Brown led the recent integration of Dresser into various business units of GE's Energy division and previously served Dresser as Chief Accounting Officer and Controller. From 2003 until 2007, Mr. Brown was divisional Vice President, Controller and Chief Audit Executive for the Brink's Company, a global security services company with operations in more than 130 countries. Prior to joining Brink's, Mr. Brown spent 8 years with LSG Sky Chefs, a $3 billion airline catering company owned by Lufthansa, in leadership roles with progressive responsibility including three years in San Paulo, Brazil as Vice President Finance—Latin America. Prior to that time, Mr. Brown spent 10 years with Price Waterhouse, where he advised multi-national clients primarily in the energy industry, while living in Moscow, London and the United States. He has also served in a variety of board of director capacities for several Dallas-based arts and humanities nonprofit organizations and is an active member of the Dallas Committee for Foreign Relations, the World Affairs Council and the Boy Scouts of America. Mr. Brown has a Bachelor of Business Administration degree from The University of Texas—Austin and is a Certified Public Accountant.

        PAUL R. FERRETTI served as Managing Director—Head of Energy Investment Banking with Wunderlich Securities Inc., an investment banking firm, from 2008 through 2010. From 2005 until joining Wunderlich Securities, Mr. Ferretti served as Senior Vice President—Head of Energy Investment Banking at Ferris, Baker, Watts Inc., an investment banking firm. At Ferris, Baker, Watts, Mr. Ferretti established and lead a comprehensive energy team, including both equity research and investment banking. Mr. Ferretti ran the energy investment banking practice at Ferris, Baker, Watts. From 2004 until joining Ferris, Baker, Watts, Mr. Ferretti served as Managing Director of Ladenburg Thalmann & Company, an investment banking firm. Prior to 2004, Mr. Ferretti served with various companies as Sr. Vice President and as Senior Equity Analyst. During his equity research career, Mr. Ferretti was a member of the New York Society of Security Analysts. Mr. Ferretti was recently elected to the Board of Directors of NGAS Resources, Inc., an independent exploration and production company. Mr. Ferretti holds a Bachelor of Science degree in Economics from Brooklyn College and served in the United States Army, which included a one year tour of duty in Vietnam.

        There are no family relationships among any of the directors or executive officers of the Company. See "Certain Relationships and Related Transactions" for a description of transactions between the Company and its directors, nominees for director, executive officers or their affiliates.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR.

 PROPOSAL TWO
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        Philip Vogel & Co., PC ("Philip Vogel"), independent registered public accountants, served as independent registered public accountants for the Company for the fiscal year ended June 30, 2012, and has reported on the Company's financial statements. The Board of Directors has selected Philip Vogel as the Company's independent registered public accountants for the fiscal year ending June 30, 2013, and recommends that the shareholders ratify this selection. Philip Vogel has served as the Company's independent registered public accountants since 1999 and is considered by management of the Company to be well qualified. Philip Vogel has advised the Company that neither it nor any of its members has any financial interest, direct or indirect, in the Company in any capacity.

        Representatives from Philip Vogel are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        While shareholder ratification is not required for selection of Philip Vogel because the Board of Directors has the responsibility for selection of the Company's independent registered public accountants, the selection is being submitted for ratification at the Meeting with a view toward soliciting the shareholders' opinion thereon, which opinion will be taken into consideration in future deliberations.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE
"FOR" THE RATIFICATION OF THE APPOINTMENT OF PHILIP VOGEL & CO., PC, AS
THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

	July 1, 2011 - June 30, 2012	July 1, 2010 - June 30, 2011
Audit fees	$45,000	$46,900
Audit-related fees	15,200	20,500
Tax fees	7,000	15,000
All other fees	—	1,000

Total	$67,200	$83,400

Audit Fees

        Aggregate audit fees billed for professional services rendered by Philip Vogel were $45,000 for the year ended June 30, 2012 and $46,900 for the year ended June 30, 2011. Such fees were primarily for professional services rendered for the audits of our consolidated financial statements during the fiscal years ended June 30, 2012 and 2011.

Audit-Related Fees

        Aggregate audit-related fees billed for professional services rendered by Philip Vogel were $15,200 for the year ended June 30, 2012 and $20,500 for the year ended June 30, 2011. Such fees were for limited reviews of our unaudited condensed consolidated interim financial statements.

Tax Fees

        Aggregate income tax compliance and related services fees billed for professional services rendered by Philip Vogel were $7,000 for the year ended June 30, 2012 and $15,000 for the year ended June 30, 2011. Such fees were primarily related to Louisiana state income tax filings.

All Other Fees

        In addition to the fees described above, aggregate fees of $1,000 were billed by Philip Vogel during the year ended June 30, 2011, primarily for the review of various SEC filings, and attendance at our annual stockholders' meeting.

Audit Committee Pre-Approval Policies and Procedures

        In accordance with Company policy, any additional audit or non-audit services must be approved in advance. All of the foregoing professional services provided by Philip Vogel during the years ended

June 30, 2012 and June 30, 2011 were pre-approved in accordance with the policies of our Audit Committee.

PROPOSAL THREE
ADVISORY VOTE ON THE APPROVAL OF COMPENSATION OF THE NAMED
EXECUTIVE OFFICERS

        The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") requires, among other things, that the Company permit a non-binding advisory vote on the compensation of its named executive officers, as described in the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this Proxy Statement.

        We believe that our executive compensation policies and procedures are strongly aligned with the long-term interests of our shareholders. We also believe that levels of compensation received by our senior executive officers are fair, reasonable and within the ranges of compensation paid by comparable financial institutions to similarly situated executives.

        This proposal, commonly known as a "say-on-pay" proposal, gives the Company's stockholders the opportunity to endorse or not endorse the Company's executive compensation program and policies through the following resolution:

          "Resolved, that the Company's stockholders approve the compensation paid to the Company's named executive officers, as described in the Compensation Discussion and Analysis and compensation tables and narrative disclosure in this Proxy Statement."

        Because the vote is advisory, it will not be binding upon the Company or its Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

 PROPOSAL FOUR
ADVISORY VOTE ON THE FREQUENCY OF "SAY ON PAY" VOTES

        The Dodd-Frank Act requires that the Company provide shareholders with the opportunity to cast a non-binding, advisory vote on their preference as to how frequently the Company should conduct an advisory "say on pay" vote in its proxy materials for future annual shareholder meetings (or any special shareholder meeting for which the Company must include executive compensation information in the proxy statement for that meeting).

        Under this proposal, you may vote to have a "say on pay" vote take place every year, every two years or every three years. You may also choose to abstain. Item 3 above is a "say on pay" vote that is being voted on at the Meeting. Under Item 4, if a plurality of shareholders vote "every year", a "say on pay" vote similar to Item 3 above will be included in the proxy statement "every year" as opposed to the other alternatives of having such a vote every two years or every three years.

        The board of directors believes it is important to give shareholders the opportunity to vote every year on the Company's executive compensation program, and therefore recommends that shareholders vote for every year.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE TO
HOLD AN ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY'S NAMED
EXECUTIVE OFFICERS EVERY YEAR.

CORPORATE GOVERNANCE

        Structure.    Our business is managed under the direction of our Board and its committees. Our general policy is for all major decisions to be considered by the Board as a whole. The Board performs its oversight function through meetings of its members and its committees. Directors are expected to attend all meetings of the Board and the committees on which they serve, and to devote the time needed to fulfill their responsibilities. During our fiscal year ended June 30, 2012 ("fiscal 2012"), the Board of Directors held twelve meetings. The Audit Committee held four meetings, the Compensation Committee held three meetings and the Nominating Committee held two meetings during fiscal 2012. All persons who were directors during fiscal 2012 attended at least 75% of the total of Board meetings and the meetings of committees on which they served.

        Each current member of the Board of Directors and each nominee for director is expected to attend the Meeting and each of them attended the Company's last annual meeting in person.

        Director Independence.    Our Board currently has two members from management, Calvin A. Wallen, III, our Chairman, President and Chief Executive Officer, and Jon S. Ross, our Secretary, and four non-management directors: Gene C. Howard, Bob L. Clements, David B. Brown and Paul R. Ferretti. The four non-management directors constitute a majority of our Board. The Board has determined that each of its non-management members meets the criteria for independence under NYSE-MKT, LLC, formerly known as NYSE-Amex, LLC ("Exchange"), listing standards. Because of their management roles, Mr. Wallen and Mr. Ross are not considered independent directors and do not sit on any committees of the Board.

        Board Leadership.    Under our bylaws, the Board may appoint one of its members as Chairman to preside at meetings of the Board and the shareholders. These functions are separate from the day-to-day management role of the CEO, but may be performed by the same person. Mr. Wallen has served since 1998 as our Chairman of the Board as well as CEO since 1997. The Board believes this leadership structure furthers its oversight objectives and capabilities by taking advantage of Mr. Wallen's operating experience and perspective in setting priorities and addressing critical issues. Business that comes before the Board is managed more thoroughly and more efficiently through the CEO serving also as Chairman of the Board. Based on these advantages and the strong personal history Mr. Wallen brings to the Board, the Board does not believe any corporate governance benefit would be achieved for the Company or its shareholders by requiring its Chairman to be an independent director.

        Risk Management Oversight.    Our risk management program is overseen by the full Board as an integral part of its strategic planning to identify and address the operational, financial, personnel, technological and regulatory risks inherent in our business. The independent directors receive periodic updates from senior management to broaden their understanding of our risk identification, management and mitigation strategies. In addition, the Audit Committee meets periodically with management to discuss major financial risk exposures and the steps being taken to monitor and control those exposures. Our management regularly evaluates these controls and updates the Audit Committee on their status and effectiveness. The Audit Committee's conclusions are periodically reported to the full Board.

        Communication.    As a general policy, our management speaks for the Company. Members of our Audit Committee meet periodically with our auditors, with and without participation by management and have access to the Company's independent petroleum engineers. Shareholders or other parties interested in communicating with the non-management directors as a group or with the Board may contact us by writing to Investor Relations Administration at our corporate offices located at 9870 Plano Road, Dallas, Texas 75238 or by using the contact procedures provided on our website, at www.CubicEnergyInc.com.The Board of Directors has delegated responsibility for initial review of shareholder communications to the Company's Secretary. In accordance with the Board's instructions, the Secretary will forward the communication to the director or directors to whom it is addressed, except for communications that are: (1) advertisements or promotional communications; (2) solely related to complaints by vendors or customers with respect to ordinary course of business issues; or (3) clearly unrelated to our business, industry, management or Board or committee matters. In addition, the Secretary will make all communications available to each member of the Board, at the Board's next regularly scheduled meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and holders of more than 10% of the common stock to file with the SEC reports of ownership and changes in ownership of common stock. SEC regulations require those directors, executive officers, and greater than 10% stockholders to furnish the Company with copies of all Section 16(a) forms they file. Based on the Company's review of such reports, the Company believes that all filings were on time during fiscal 2012.

CODE OF BUSINESS CONDUCT AND ETHICS

        The Company has adopted a Code of Business Conduct and Ethics that applies to its directors, officers and employees. A copy of the Code of Business Conduct and Ethics is available in the "Governance" section on the Company's website at www.CubicEnergyInc.com.

BOARD COMMITTEES

        The Board of Directors had three standing committees during fiscal 2012: the Audit Committee, the Compensation Committee and the Nominating Committee. None of the directors who serve as members of the Audit Committee, the Compensation Committee or the Nominating Committee are employees of the Company. For further information on director nominations, please see "Nominations to the Board of Directors" below.

AUDIT COMMITTEE

        The Audit Committee operates under a Charter of the Audit Committee adopted by the Company's Board of Directors, a copy of which is available in the "Governance" section on the Company's website at www.CubicEnergyInc.com.

        The Audit Committee's functions include:

  •
  engaging independent registered public accountants and determining their compensation;

  •
  making recommendations to the Board of Directors for reviewing the completed audit and audit report with the independent registered public accountants, the conduct of the audit, significant accounting adjustments, recommendations for improving internal controls, and all other significant findings during the audit;

  •
  meeting with the Company's management and independent registered public accountants to discuss internal accounting and financial controls, as well as results of operations reviews performed by the independent registered public accountants;

  •
  determining the scope of and authorizing or approving any permitted non-audit services provided by the independent registered public accountants and the compensation for those services; and

  •
  initiating and supervising any special investigation it deems necessary regarding the Company's accounting and financial policies and controls.

        The Audit Committee is composed solely of directors who are not officers or employees of the Company and who, the Company believes, have the requisite financial literacy to serve on the Audit Committee, have no relationship to the Company that might interfere with the exercise of their independent judgment, and meet the standards of independence for members of an audit committee under the rules of the SEC and the Exchange. David B. Brown (Chairman), Gene C. Howard and Bob L. Clements are the current members of the Audit Committee, and were the members of the Audit Committee during fiscal 2012. The Board of Directors, after reviewing all of the relevant facts, circumstances and attributes, has determined that Messrs. Howard and Brown satisfy the requirements of an "audit committee financial expert" on the Audit Committee as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Exchange Act by the SEC.

REPORT OF AUDIT COMMITTEE

April 15, 2013

To the Board of Directors of Cubic Energy, Inc.:

        We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended June 30, 2012.

        We have discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 114, "Communication with Audit Committees", as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We have received and reviewed the written disclosures and the letter from the independent registered public accountants required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as amended, by the Independence Standards Board, and have discussed with the independent registered public accountants the independent registered public accountants' independence.

        Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2012.

THE AUDIT COMMITTEE

David B. Brown, Chairman
Gene C. Howard
Bob L. Clements

COMPENSATION COMMITTEE

        The Compensation Committee operates under a Compensation Committee Charter adopted by the Company's Board of Directors, a copy of which is available in the "Governance" section on the Company's website at www.CubicEnergyInc.com.

        The Compensation Committee's functions include:

  •
  establishing and administering the Company's compensation policies;

  •
  determining, or recommending to the Board, the compensation of the Company's executive officers;

  •
  administering grants of stock options and shares of Common Stock to the Company's executive officers and directors; and

  •
  overseeing the administration of other employee benefit plans and fringe benefits paid to or provided for the Company's officers.

        David B. Brown, Gene C. Howard and Paul R. Ferretti are the current members of the Compensation Committee.

NOMINATIONS TO THE BOARD OF DIRECTORS

        The Board of Directors has adopted a nominations process that provides for a Corporate Governance and Nominating Committee (the "Nominating Committee"), consisting of the Company's independent directors (as defined under the Exchange rules). The Nominating Committee, acting by a majority, is authorized to recommend individuals to the Board of Directors for the Board's selection as director nominees.

        The Nominating Committee is responsible for reviewing and interviewing qualified candidates to serve on the Board of Directors, for making recommendations to the full Board for nominations to fill vacancies on the Board, and for selecting the management nominees for the directors to be proposed for election by the Company's shareholders at each annual meeting. The Nominating Committee has not established specific minimum age, education, experience or skill requirements for potential directors. The Nominating Committee has, however, been authorized by the Board of Directors to take into account all factors they consider appropriate in fulfilling their responsibilities to identify and recommend individuals to the Board as director nominees. These factors may include, without limitation, the following:

  •
  an individual's business or professional experience, accomplishments, education, judgment, understanding of the business and the industry in which the Company operates, specific skills and talents, independence, time commitments, reputation, general business acumen and personal and professional integrity or character;

  •
  the size and composition of the Board and the interaction of its members, in each case with respect to the needs of the Company and its shareholders; and

  •
  past preparation for, attendance at, and participation in meetings and other activities of the Board or its committees and overall contributions to the Board and the Company by any individual who has served as a director of the Company.

        The Nominating Committee may use multiple sources for identifying and evaluating nominees for directors, including referrals from the Company's current directors and management as well as input from third parties, including executive search firms retained by the Board. The Nominating Committee will obtain background information about candidates, which may include information from directors' and officers' questionnaires and background and reference checks, and will then interview qualified candidates. The Company's other directors will also have an opportunity to meet and interview qualified candidates. The Nominating Committee will then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board of Directors that a candidate be nominated for election to the Board.

        The Nominating Committee will consider qualified nominees recommended by shareholders, who may submit recommendations to the Nominating Committee in care of the Company's Board of Directors through a written notice as described under "Governance of the Company—Communication" above. To be considered by the Nominating Committee for nomination as a director for election at our next annual meeting, a shareholder nomination: (1) must be submitted by December 23, 2013; (2) must contain a statement by the shareholder that such shareholder holds, and has continuously held for at least a year before the nomination, at least $2,000 in market value or 1% of the shares of Common Stock and that such shareholder will continue to hold at least that number of shares through the date of the annual meeting of shareholders; and (3) must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve, if elected. Nominees for director who are recommended by the Company's shareholders will be evaluated in the same manner as any other nominee for director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the number of shares of the Company's common stock beneficially owned, as of the Record Date, April 12, 2013, by (i) each person or group known to the Company to beneficially own more than 5% of the Common Stock of the Company (the only class of voting securities now outstanding), (ii) each director, nominee for director and executive officer, and (iii) all directors and executive officers as a group. As required by the rules under the Securities Exchange Act of 1934, we consider all shares of common stock that can be issued under convertible securities or warrants currently or within 60 days of April 12, 2013 to be outstanding for the purpose of computing the percentage ownership of the person holding those securities, but do not consider those securities to be outstanding for computing the percentage ownership of any other person. Each owner's percentage is calculated by dividing the number of shares beneficially held by that owner by the sum of 77,360,908 and the number of shares that owner has the right to acquire within 60 days.

Name and Address	Number of Shares		Approximate Percent of Class(1)
5% Stockholders
Wells Fargo Energy Capital, Inc.	13,544,900	(2)	14.9%
1000 Louisiana 9th Floor, Houston, TX 77002
William L. Bruggeman, Jr.	17,853,978	(3)	23.1%
20 Anemone Circle, North Oaks, MN 55127
Named Executive Officers and Directors
Calvin A. Wallen, III	28,250,298	(4)	32.4%
9870 Plano Road, Dallas, TX 75238
Bob L. Clements	1,167,527	(5)	1.5%
9870 Plano Road, Dallas, TX 75238
Gene C. Howard	980,180	(6)	1.3%
2402 East 29th St., Tulsa, OK 74114
Jon S. Ross	433,000	(7)	*
9870 Plano Road, Dallas, TX 75238
Paul R. Ferretti	153,507		*
8 Edgewood Road, Yardley, PA 19067
David B. Brown	203,507		*
4823 Ellensburg Drive, Dallas, TX 75244
Larry G. Badgley	288,667	(8)	*
9870 Plano Road, Dallas, TX 75238
All officers and directors as a group (7 persons)	31,476,686		36.0%

*
Denotes less than one percent

(1)
Based on a total of 77,360,908 shares of Common Stock issued and outstanding on April 12, 2013.

(2)
Includes warrants to purchase 8,500,000 shares and a promissory note convertible into 5,044,900 shares.

(3)
Reflects ownership of persons shown in the Schedule 13D/A, Amendment No. 8, filed July 31, 2012, except to the extent the Company is aware of changes since that date. Includes 2,755,074 shares held by Diversified Dynamics Corporation, a company controlled by Mr. Bruggeman; 120,000 shares owned by Consumer Products Corp., in which Mr. Bruggeman's spouse is a joint owner.

(4)
Includes 10,350,000 shares plus 9,842,750 shares issuable upon conversion of preferred shares held by Langtry Mineral and Development, LLC, an entity controlled by Mr. Wallen; 700,000 shares held by Tauren Exploration, Inc., an entity controlled by Mr. Wallen; 500,000 shares held by his spouse; 674,000 shares held by his minor children and 6,183,548 held by Mr. Wallen.

(5)
Includes 390,287 shares held as joint tenants with rights of survivorship.

(6)
Includes 322,245 shares held by Mr. Howard's spouse, of which Mr. Howard disclaims beneficial ownership.

(7)
Includes 6,000 shares held by minor children.

(8)
Includes 288,667 shares subject to a currently exercisable stock option.

Executive Officers

Name	Age	Position(s) Held with Cubic	Since
Calvin A. Wallen, III*	58	Chairman of the Board, President and Chief Executive Officer	1997
Larry G. Badgley	56	Chief Financial Officer	2008
Jon S. Ross*	49	Corporate Secretary and Director	1998

*
See Mr. Wallen and Mr. Ross's biographies above.

        LARRY G. BADGLEY joined the Company in August 2008, as a consultant, and was appointed Chief Financial Officer in October 2008. Prior to joining the Company, from October 2005 through September 2006, Mr. Badgley served as Managing Director of BridgePoint Consulting, a provider of CFO services to venture capital-backed and early stage companies. In that capacity, Mr. Badgley was primarily responsible for strategic planning for growth companies. From July 1998 through October 2005, Mr. Badgley served as Director of Accounting and Finance for Jefferson Wells International, an international professional services firm. Prior to that time, Mr. Badgley served as Chief Operating Officer and Chief Financial Officer of a privately held national sign manufacturer until its sale in July 1998. Mr. Badgley received a BBA in Finance from Hardin-Simmons University and is a Certified Public Accountant.

COMPENSATION DISCUSSION AND ANALYSIS

        General.    Our Board of Directors has established a Compensation Committee, comprised entirely of independent non-employee directors, with authority to set all forms of compensation of our executive officers. Messrs. Brown, Ferretti and Howard comprise the Compensation Committee, currently. The Compensation Committee has overall responsibility for our executive compensation policies as provided in a written charter adopted by the Board of Directors. The Compensation Committee is empowered to review and approve the annual compensation and compensation procedures for our executives: the President and Chief Executive Officer, the Chief Financial Officer, and the Secretary. The Compensation Committee does not delegate any of its functions to others in setting compensation.

        When establishing base salaries, cash bonuses and equity grants for each of the executives, the Compensation Committee considers the recommendations of the President and Chief Executive Officer and the Secretary, the executive's role and contribution to the management team, responsibilities and performance during the past year and future anticipated contributions, corporate performance, and the amount of total compensation paid to executives in similar positions, and performing similar functions, at other companies for which data was available, as provided by third party compensation studies. One such study, published in September 2010 by Salary.com was a blind survey of over 1,000 companies located in the Dallas metropolitan area in the "Energy & Utilities" industry with less than 25 full-time equivalent employees. Another study, published in December 2010, included data from a survey of the following comparable companies: Abraxas Petroleum Corporation, ATP Oil & Gas, Berry Petroleum Company, Canadian Superior Energy, Edge Petroleum and Goodrich Petroleum Corporation.

        In addition, during fiscal 2011, a study was done of the compensation practices of GMX Resources, Inc. (approximately twice the market cap of the Company at the time of the study) and of NGAS Resources, Inc. (approximately one-half the market cap of the Company at the time of the study). These studies were used to corroborate the compensation levels for each of the officers.

        The Compensation Committee relies upon its judgment in making compensation decisions, after reviewing the Company's performance and evaluating each executive's performance during the year. The Committee generally does not adhere to formulas or necessarily react to short-term changes in business performance in determining the amount and mix of compensation elements. We incorporate flexibility into our compensation programs and in the assessment process to respond to and adjust for the evolving business environment.

        Compensation Philosophy.    The Compensation Committee's compensation philosophy is to reward executive officers for the achievement of short and long-term corporate objectives and for individual performance. The objective of this philosophy is to provide a balance between short-term goals and long-term priorities to achieve immediate objectives while also focusing on increasing stockholder value over the long term. Also, to ensure that we are strategically and competitively positioned for the future, the Compensation Committee has the discretion to attribute significant weight to other factors in determining executive compensation, such as maintaining competitiveness, pursuing growth opportunities and achieving other long-range business and operating objectives. The level of compensation should also allow us to attract, motivate, and retain talented executive officers who contribute to our long-term success. The compensation of our President and Chief Executive Officer and other executive officers is comprised of cash compensation and long-term incentive compensation in the form of base salary, discretionary bonuses and stock awards.

        Executive Compensation Components.    Our total compensation for the named executive officers consisted of:

  •
  base salary,

  •
  bonuses and

  •
  long-term incentives in the form of options and common stock awards.

        The Compensation Committee believes that each of these components is necessary to achieve Cubic's objective of retaining highly qualified executives and motivating the named executive officers to maximize shareholder return.

        In setting fiscal 2012 compensation, the Compensation Committee considered the specific factors discussed below:

        Base Salary.    In setting the executive officers' base salaries, the Compensation Committee considers the achievement of corporate objectives as well as individual performance. Because the Compensation Committee believes that executive compensation should be viewed in terms of a balanced combination of cash compensation (i.e., base salaries and bonuses) and long-term incentive (i.e., grants of stock and options), base salaries are targeted to approximate the low end of the range of base salaries paid to executives of similar companies for each position. To ensure that each executive is paid appropriately, the Compensation Committee considers the executive's level of responsibility, prior experience, overall knowledge, contribution to business results, existing equity holdings, executive pay for similar positions in other companies, and executive pay within our company.

        The base salaries paid to our named executive officers during fiscal 2012 are set forth below in the Summary Compensation Table. There were no increases in executive officers base salaries during fiscal 2012.

        Discretionary Bonuses.    Executive bonuses are intended to link executive compensation with the attainment of Company goals. The actual payment of bonuses is primarily dependent upon the extent to which these Company-wide objectives are achieved. Determination of executive bonus amounts is not made in accordance with a strict formula, but rather is based on objective data combined with competitive ranges and internal policies and practices, including an overall review of both individual and corporate performance. No bonuses were paid to our named executive officers during fiscal 2012, 2011or 2010. The President and Chief Executive Officer has the discretion to recommend to the Compensation Committee to increase or decrease bonuses for all other executive officers, but any bonus amounts must be approved by the Compensation Committee.

        Long-Term Incentives.    On December 29, 2005, the stockholders of the Company approved the 2005 Stock Option Plan (the "Plan") under which our executive officers may be, among other forms of compensation, compensated through grants of shares of our common stock and/or grants of options to purchase shares of common stock. The Compensation Committee approves Plan grants that provide additional incentives and align the executives' long-term interests with those of the stockholders of the Company by tying executive compensation to the long-term performance of the Company's stock price. Annual equity grants for our executives are typically approved in January, but there have been no equity grants during the last 3 fiscal years.

        The Compensation Committee recommends equity to be granted to an executive with respect to shares of common stock based on the following principal elements including, but not limited to:

  •
  President and Chief Executive Officer's and Secretary's recommendations;

  •
  Management role and contribution to the management team;

  •
  Job responsibilities and past performance;

  •
  Future anticipated contributions;

  •
  Corporate performance; and

  •
  Existing equity holdings.

        Determination of equity grant amounts is not made in accordance with a formula, but rather is based on objective data combined with competitive ranges, past internal policies and practices and an overall review of both individual and corporate performance. Equity grants may also be made to new executives upon commencement of employment and, on occasion, to executives in connection with a significant change in job responsibility. The Compensation Committee believes annual equity grants more closely align the long-term interests of executives with those of stockholders and assist in the retention of key executives. As such, these grants comprise the Company's principal long-term incentive to executives.

        The following table shows the components of executive compensation for the fiscal years ended June 30, 2012, 2011 and 2010, expressed as percentages of total compensation.

		Percentage of Total Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Option Awards	All Other Compensation	Total
Calvin A. Wallen, III	2012	97.2%	0.0%	0.0%	2.8%	100.0%
Chairman of the Board,	2011	97.1%	0.0%	0.0%	2.9%	100.0%
President and Chief Executive Officer	2010	97.7%	0.0%	0.0%	2.3%	100.0%
Larry G. Badgley	2012	96.6%	0.0%	0.0%	3.4%	100.0%
Chief Financial Officer	2011	59.8%	0.0%	38.0%	2.3%	100.0%
	2010	96.8%	0.0%	0.0%	3.2%	100.0%
Jon S. Ross	2012	96.3%	0.0%	0.0%	3.7%	100.0%
Secretary and Director	2011	96.2%	0.0%	0.0%	3.8%	100.0%
	2010	96.9%	0.0%	0.0%	3.1%	100.0%

OTHER COMPENSATION POLICIES AFFECTING THE EXECUTIVE OFFICERS

        Stock Ownership Requirements.    The Compensation Committee does not maintain a policy relating to stock ownership guidelines or requirements for our executive officers because the Compensation Committee does not feel that it is necessary to impose such a policy on our executive officers. If circumstances change, the Compensation Committee will review whether such a policy is appropriate for executive officers.

        Employment Agreements.    On February 29, 2008, the Company entered into employment agreements with its President and Chief Executive Officer, Calvin A. Wallen, III, and Secretary, Jon S. Ross. The agreement with Mr. Wallen provides for a base salary of $200,000 per year, while the agreement with Mr. Ross provides for a base salary of $150,000 per year. The other terms and conditions of the agreements are substantially consistent.

        Both agreements provide for a term of employment of 36 months from the effective date of February 1, 2008, which term shall be automatically extended by one additional month upon the expiration of each month during the term; provided, that the Company may terminate subsequent one-month extensions at any time. Each agreement is subject to early termination by the Company in the event that the employee dies, becomes totally disabled or commits an act constituting "Just Cause" under the agreement. The agreements provide that Just Cause includes, among other things, the conviction of certain crimes, habitual neglect of his duties to the Company or other material breaches by the employee of the agreement. Each agreement also provides that the employee shall be permitted to terminate his employment upon the occurrence of "Good Reason," as defined in the agreement. The agreements provide that Good Reason includes, among other things, a material diminution in the employee's authority, duties, responsibilities or salary, or the relocation of the Company's principal offices by more than 50 miles. If the employee's employment is terminated by (a) the Company other than due to the employee's death, disability or Just Cause, or (b) the employee for Good Reason, then the Company is required to pay all remaining salary through the end of the then-current term. The foregoing severance payment is subject to reduction under certain conditions.

        On January 14, 2011, the Company entered into an employment agreement with its Chief Financial Officer, Larry G. Badgley. The agreement provided for a base salary of $163,800, on an annual basis, and a term of employment of twenty-four (24) months from the effective date of October 1, 2010. The agreement expired on September 30, 2012. The agreement also provided for the grant of stock options for the purchase of an aggregate of 288,667 shares of Company common stock.

        The following table sets forth the estimated amounts that would be payable to each of the named executives upon a termination under the scenarios outlined above, excluding termination for Just Cause or on account of death or disability, assuming that such termination occurred on June 30, 2012. There can be no assurance that these scenarios would produce the same or similar results as those disclosed if a termination occurs in the future.

Without Just Cause/For Good Reason	Severance Payment	Total
Calvin A. Wallen, III(1)	$600,000	$600,000
Jon S. Ross(1)	$450,000	$450,000
Larry G. Badgley(2)	$40,950	$40,950

(1)
Represents 36 months of base salary.

(2)
Represents 3 months of base salary.

Tax Considerations

        Compliance with Section 162(m) of the Internal Revenue Code.    Section 162(m) disallows a federal income tax deduction to publicly held companies for certain compensation paid to our Named Executive Officers to the extent that compensation exceeds $1 million per executive officer covered by Section 162(m) in any fiscal year. The limitation applies only to compensation that is not considered "performance based" as defined in the Section 162(m) rules. In designing our compensation programs, the Compensation Committee considers the effect of Section 162(m) together with other factors relevant to our business needs. We have historically taken, and intend to continue taking, appropriate actions, to the extent we believe desirable, to preserve the deductibility of annual incentive and long-term performance awards. However, the Compensation Committee has not adopted a policy that all compensation paid must be tax-deductible and qualified under Section 162(m). We believe that the fiscal 2012 compensation paid to the individual executive officers covered by Section 162(m) did not exceed the Section 162(m) limit and will be fully deductible under Section 162(m).

Chief Executive Officer Compensation

        Mr. Wallen received $208,333 in base salary during fiscal 2012. During fiscal 2012, Mr. Wallen received an amount slightly in excess of the base salary provided in his employment agreement, due to the timing of payroll dates during fiscal 2012. The excess amount received by Mr. Wallen during fiscal 2012 will have the effect of him receiving a reduction in base salary during fiscal 2013 in an equal amount. Mr. Wallen received no common stock awards during fiscal 2012.

Chief Financial Officer Compensation

        Mr. Badgley's salary has been established at $163,800 per year, plus a $500 per month health insurance subsidy. Mr. Badgley's prior employment agreement also provided for the grant of options for the purchase of an aggregate of 288,667 shares of Company common stock.

SUMMARY COMPENSATION TABLE

        The following table shows information regarding the compensation earned during the fiscal years ended June 30, 2012, 2011 and 2010 by our Chief Executive Officer, our Chief Financial Officer, and our other most highly compensated executive officer who was employed by us as of June 30, 2012 and whose total compensation exceeded $100,000 during the most recent fiscal year (the "Named Executive Officers"):

Name and Principal Position	Fiscal Year	Salary	Bonus	Option Awards	All Other Compensation(1)	Total
Calvin A. Wallen, III	2012	$208,333	$—	$—	$6,000	$214,333
Chairman of the Board,	2011	$200,000	$—	$—	$6,000	$206,000
President and Chief Executive	2010	$200,000	$—	$—	$4,800	$204,800
Officer
Larry G. Badgley	2012	$170,625	$—	$—	$6,000	$176,625
Chief Financial Officer(2)	2011	$159,100	$—	$100,997	$6,000	$266,097
	2010	$145,000	$—	$—	$4,800	$149,800
Jon S. Ross	2012	$156,250	$—	$—	$6,000	$162,250
Secretary and Director	2011	$150,000	$—	$—	$6,000	$156,000
	2010	$150,000	$—	$—	$4,800	$154,800

(1)
All Other Compensation consists solely of a $500 per month (increased in February 2010 from $300) reimbursement towards each officer's medical insurance premiums. The Company does not provide group health insurance coverage to its employees.

(2)
On January 14, 2011, Mr. Badgley received a grant of options for the purchase of an aggregate of 288,667 shares, exercisable at $1.20 per share of Company common stock.

FISCAL 2012 GRANTS OF PLAN-BASED AWARDS

        No grants of any plan-based awards were made to our executive officers during fiscal 2012.

        On January 4, 2012, the Company issued 400,000 shares of common stock to seven directors of the Company pursuant to the Plan. As of such date, the aggregate market value of the common stock granted was $236,000 based on the last sale price ($0.59 per share) on January 4, 2012, on the NYSE MKT of the Company's common stock. Such amount was expensed upon issuance to compensation expense.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table set forth certain information, as of June 30, 2012, regarding stock option grants by the Company:

	Number of Securities underlying unexecised options
			Option exercise price	Option expiration date
Name	exercisable	unexercisable
Larry G. Badgley	15,667	273,000	$1.20	October 1, 2015

OPTION EXERCISES AND STOCK VESTING

        No stock options were exercised or stock grants to our executive officers vested at any time during fiscal 2012.

INFORMATION RELATED TO STOCK-BASED COMPENSATION

        The Company accounts for its stock-based employee compensation plans pursuant to FASB ASC Topic 718-Stock Compensation. ASC Topic 718 requires all share-based payments to employees, including grants of employee stock options, to be recognized in our consolidated statements of operations based on their estimated fair values. We recognize expense on a straight-line basis over the vesting period of the option.

PENSION BENEFITS AND NON-QUALIFIED DEFINED CONTRIBUTION PLANS

        The Company does not sponsor any qualified or non-qualified defined benefit plans or non-qualified defined contribution plans. The Compensation Committee, which is comprised solely of "outside directors" as defined for purposes of Section 162(m) of the Code, may elect to adopt qualified or non-qualified defined benefit or non-qualified defined contribution plans if the Compensation Committee determines that doing so is in our best interests.

NON-EMPLOYEE DIRECTOR COMPENSATION FOR FISCAL 2012

        Our philosophy in determining director compensation is to align compensation with the long-term interests of the stockholders, adequately compensate the directors for their time and effort, and establish an overall compensation package that will attract and retain qualified directors. In determining overall director compensation, we seek to strike the right balance between the cash and stock components of director compensation. The Board's policy is that the directors should hold equity ownership in the Company and that a portion of the director fees should consist of Company equity in the form of stock grants.

        Our director compensation changed during fiscal 2012 from what it was in fiscal 2011, and it changed slightly during fiscal 2011 compared to fiscal 2010. During fiscal 2012, each non-employee director of the Company received cash and equity compensation as follows:

  •
  A meeting fee of $1,000 [not to exceed $1,000 in any one day, beginning with the January 11, 2011 Board meeting] for each board or committee meeting attended (beginning January 4, 2012, $1,000 when attended in person and $500 when via teleconference); and

  •
  Each non-employee director as of January 2012 received: 40,000 shares of common stock for service on the Board of Directors; 20,000 shares of common stock for service on the Audit Committee; and, 10,000 shares of common stock for service on the Compensation Committee and/or the Nominating Committee. Mr. Brown received an additional 10,000 shares of common stock for serving as the financial expert and Chairman of the Audit Committee.

        The following table sets forth the cash and other compensation paid to the non-employee members of our Board of Directors in fiscal 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Gene C. Howard	$13,000	$41,300	$54,300
Bob L. Clements	12,500	41,300	53,800
Phyllis K. Harding	9,000	35,400	44,400
William L. Bruggeman, Jr.	7,000	35,400	42,400
David B. Brown	14,000	47,200	61,200
Paul J. Ferretti	12,975	35,400	48,375

Totals	$68,475	$236,000	$304,474

(1)
The market value of these stock awards is based on the closing price on the grant date, which was $0.59 on January 4, 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Effective January 1, 2002, the Company's principal executive and administrative offices are located at 9870 Plano Road, Dallas, Texas, in offices that are owned by an affiliate that is controlled by Mr. Wallen. From July 1, 2010 through December 31, 2010 the offices were leased on a month-to-month basis for an average monthly amount charged to the Company of $2,229, which was the same amount per month charged during all of fiscal 2010 and 2009. Effective, January 1, 2011, the Company signed a 2 year lease that charges the Company a monthly fee of $8,000 per month. The Company believes that there is other appropriate space available in the event the Company should terminate its current leasing arrangement, though the Company believes the monthly rental fee would likely exceed $8,000 per month.

        Tauren Exploration Inc., an affiliate that is controlled by Mr. Wallen ("Tauren"), owns a working interest in the wells in which the Company owns a working interest. At the end of fiscal 2012 Tauren owed the Company $2,730, and the Company owed $14,537 and $78,679 to Tauren for miscellaneous general and administrative expenses and royalties at the end of fiscal 2011 and 2010, respectively. Tauren owed the Company $1,551 and $5,127 for royalties paid by a third-party operator at the end of fiscal year 2012 and fiscal 2011, respectively.

        In addition, certain of the Company's working interests are operated by an affiliated company, Fossil Operating, Inc. ("Fossil"), which is owned 100% by the Company's President and Chief Executive Officer, Calvin A. Wallen III. At the end of fiscal years 2012, 2011 and 2010, the Company owed Fossil $56,123, $43,143 and $755,683, respectively, for drilling costs and lease and operating expenses, and was owed by Fossil $22,770, $80,674 and $415,282, respectively, for oil and gas sales.

        In addition, during fiscal 2012, 2011 and 2010, certain wells in which the Company owns a working interest were operated by Fossil. In consideration for Fossil serving as operator and to satisfy the Company's working interest obligations related to drilling costs and lease operating expenses, Cubic paid to Fossil an aggregate of $493,188, $1,250,430 and $1,384,308 during fiscal 2012, 2011 and 2010, respectively; and Fossil paid Cubic an aggregate of $344,383, $131,573 and $643,688 during fiscal 2012, 2011 and 2010, respectively for oil and gas sales.

        On November 24, 2009, the Company entered into transactions with Tauren and Langtry Mineral & Development, LLC ("Langtry"), both of which are entities controlled by Calvin A. Wallen III, the Chief Executive Officer of the Company, under which the Company acquired $30,952,810 in pre-paid drilling credits (the "Drilling Credits") applicable towards the development of its Haynesville

Shale rights in Northwest Louisiana. The Company expected to use the Drilling Credits to fund $30,952,810 of its share of the drilling and completion costs for those horizontal Haynesville Shale wells drilled in sections previously operated by an affiliate of the Company, which are now operated by a third party. As consideration for the Drilling Credits, the Company, (a) has conveyed to Tauren a net overriding royalty interest of approximately 2% in its leasehold rights below the Taylor Sand formation of the Cotton Valley and (b) has issued to Langtry 10,350,000 Company common shares and preferred stock in the amount of $10,350,000, convertible into Company common shares at $1.20 per common share, with a five year conversion term. The preferred stock is entitled to cumulative dividends equal to 8% per annum, payable quarterly, which dividends may be paid in cash or in additional shares of preferred stock, in the Company's discretion; provided, that the Company's credit agreement prohibits the payment of cash dividends. As of June 30, 2012, the Company issued preferred stock in the amount of $113,300 in lieu of cash dividends. The preferred stock may be redeemed by the Company at any time, at a redemption price equal to 20% over the original issue price. The consideration described above was determined based upon negotiations between Tauren and a Special Committee of the Company's directors, excluding Mr. Wallen. The Special Committee obtained an "fairness opinion" from its independent financial advisor with respect to the fairness, from a financial point of view, to the public stockholders of the Company, of such transactions.

        On December 18, 2009, the Company issued a subordinated promissory note payable to Mr. Wallen, in the principal amount of $2,000,000 (the "Wallen Note"). This note bears interest at the prime rate plus one percent (1%), and originally provided for interest payable monthly. The Wallen Note was entered into with the consent of Wells Fargo. The outstanding principal balance was originally payable on September 30, 2012 and is subordinated to the indebtedness under the Amended Credit Agreement. The proceeds of this note were used to repay prior indebtedness of the Company. Subsequent to the end of fiscal 2012, the Wallen Note was modified to extend the maturity date to June 1, 2013 and to provide that interest would accrue rather than be paid monthly.

        It is the Company's policy that any transactions between us and related parties will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of the disinterested members of our Board of Directors.

AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. In addition, such reports, proxy statements and other information are available from the Edgar filings obtained through the SEC's website at http://www.sec.gov.

FORM 10-K

        THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2012, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND A LIST OF EXHIBITS TO SUCH FORM 10-K. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K UPON THE ADVANCE PAYMENT OF REASONABLE FEES. REQUESTS FOR A COPY OF THE FORM 10-K AND/OR ANY EXHIBIT(S) SHOULD BE DIRECTED TO THE SECRETARY OF CUBIC ENERGY, INC., 9870 PLANO ROAD, DALLAS, TEXAS 75238. YOUR REQUEST MUST CONTAIN A

REPRESENTATION THAT, AS OF APRIL 12, 2013, YOU WERE A BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE 2013 MEETING. THE FORM 10-K IS ALSO AVAILABLE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT WWW.SEC.GOV.

OTHER MATTERS

        The Board of Directors knows of no business other than that set forth above to be transacted at the Meeting. If other matters requiring a vote of the shareholders arise, the persons designated as proxies will vote the shares represented by the proxies in accordance with their best judgment and Rule 14a-4 under the Exchange Act.

        It is important that your shares be represented at the Meeting, regardless of the number of shares you hold and whether you intend to attend the Meeting. You are therefore urged to complete, date, execute and return, at your earliest convenience, the accompanying proxy card in the postage paid envelope which has been enclosed, or to otherwise vote pursuant to the instructions on the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS OF
CUBIC ENERGY, INC.

CALVIN A. WALLEN, III
President

Dallas, Texas
April 22, 2013

PROXY CARD

FOR ANNUAL MEETING OF SHAREHOLDERS OF CUBIC ENERGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints CALVIN A. WALLEN, III and JON S. ROSS, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Doubletree Dallas Campbell Centre, Skyline Ballroom, 8250 North Central Expressway, Dallas, Texas 75206, on May 22, 2013, at 1:30 p.m. CT, and at any adjournments thereof.

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. In the event that any other matter may properly come before the meeting, or any adjournment or postponement thereof, the proxies are authorized, in their discretion, to vote the matter.

Please mark your votes as in this example using dark ink only. ☒

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE AND PROPOSALS 2 AND 3, AND FOR “EVERY YEAR” WITH RESPECT TO PROPOSAL 4.

1.              Election of Directors:

WITHHOLD
NOMINEE	FOR	AUTHORITY
Calvin A. Wallen, III	[ ]	[ ]
Gene C. Howard	[ ]	[ ]
Bob L. Clements	[ ]	[ ]
Jon S. Ross	[ ]	[ ]
David B. Brown	[ ]	[ ]
Paul R. Ferretti	[ ]	[ ]

2.              Ratification of Philip Vogel & Co., PC, as independent registered public accountants for the fiscal year ending June 30, 2013.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

3.              The approval, on a non-binding advisory basis, of the compensation of the named executive officers.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

4.              The approval, on a non-binding advisory basis, of the frequency of future shareholder “say on pay” advisory votes.

	EVERY	EVERY
EVERY	TWO	THREE
YEAR	YEARS	YEARS	ABSTAIN
[ ]	[ ]	[ ]	[ ]

Please indicate whether you plan to attend the meeting: YES ☐ NO ☐

IMPORTANT — PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY (in no event later than May 10, 2013). Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or other entity, the proxy should be signed by a duly authorized officer.

Please mark, sign, date and return your proxy promptly in the enclosed envelope whether or not you plan to attend the Meeting. No postage is required. You may nevertheless vote in person if you do attend.

Signature:

Title:

Signature, if held jointly:

Dated: , 2013

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PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
PROPOSAL THREE ADVISORY VOTE ON THE APPROVAL OF COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
PROPOSAL FOUR ADVISORY VOTE ON THE FREQUENCY OF "SAY ON PAY" VOTES